UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Blackstone Infrastructure Strategies L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56672	No. 99-4067586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On June 1, 2025, Blackstone Infrastructure Strategies L.P. (the “Fund”) sold unregistered limited partnership units (the “Units”) for aggregate consideration of approximately $185.7 million(1). The following table details the Units sold by the Fund:

	Number of Units Sold(2)	Consideration
Class I	5,005,425	$129,370,709
Class S	2,166,082	$55,760,140
Class D	23,255	$600,000

(1)

The Fund invests alongside other Blackstone-managed vehicles with substantially similar investment objectives and strategies that, together with the Fund, collectively form BXINFRA. On June 1, 2025, BXINFRA (inclusive of the Fund) issued interests for aggregate consideration of approximately $197.7 million.

(2)

The number of Units sold by the Fund was finalized on June 27, 2025, following the calculation of the Fund’s transactional net asset value (“Transactional NAV”) as of May 31, 2025. See Item 7.01 below for more information on the Fund’s Transactional NAV.

The offer and sale of the Units were made as part of the Fund’s continuous private offering to investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act, pursuant to Section 4(a)(2) and Regulation D thereunder. Units were sold to third-party investors, including through Blackstone Infrastructure Strategies (TE) L.P., a Delaware limited partnership for certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2025, the General Partner and the Fund’s board of directors (the “Board”) appointed Andre Fernandez and Owen Sullivan as members of the Board, with each of Mr. Fernandez and Mr. Sullivan serving as an independent director. The Board also appointed each of Mr. Fernandez and Mr. Sullivan to the Audit Committee. The appointment of Mr. Fernandez and Mr. Sullivan brings the total number of directors to eight, five of whom are independent of the Fund and Blackstone Inc. under the Fund’s standard of independence.

Andre J. Fernandez, 56, is a member of the Fund’s Board and Audit Committee. Mr. Fernandez is currently Principal of Chamberi Capital LLC, a financial advisory firm. Previously, Mr. Fernandez served as the Chief Financial Officer of WeWork, Inc. from June 2022 to June 2023. Prior to WeWork, Mr. Fernandez served as Executive Vice President & Chief Financial Officer of the NCR Corporation from August 2018 to October 2020, and as President & Chief Executive Officer of CBS Radio Inc. from 2015 to 2017. Previously, Mr. Fernandez was the President & Chief Operating Officer of Journal Communications Inc., a publicly-traded diversified media company, from 2008 to 2015, having previously served as its Chief Financial Officer. Prior to Journal, Mr. Fernandez spent nearly 12 years at the General Electric Company (GE) in leadership positions of increasing responsibility across several divisions in the US, Brazil, and Mexico, including Chief Financial Officer of Telemundo Communications, Chief Financial Officer of GE Latin America, Chief Financial Officer of GE Digital Energy and Chief Financial Officer of GE Capital IT Solutions Brazil. Prior to GE, Mr. Fernandez was Treasury & FP&A Manager for the United Technologies Corporation in the US and Brazil. Mr. Fernandez currently serves on the board of directors of 23andMe, Inc. since October 2024, and also serves as Chair of its audit committee; and fintech company, Cardlytics since January 2024. He is also a member of the board of Froedtert ThedaCare Health, a $7B non-profit healthcare system based in Wisconsin. He previously served on the boards of FaZe Holdings, Inc.; Buffalo Wild Wings, Inc.; Sachem Acquisition Corp.; Givewith Inc.; Bankroll Club LLC; the National Association of Broadcasters (NAB); and the Television Bureau of Advertising (TVB). Mr. Fernandez earned an A.B. in Economics, with honors, from Harvard College. Mr. Fernandez is a valuable member of the Board because of his significant management, financial, global and cross-industry leadership experience.

Owen J. Sullivan, 67, is a member of the Fund’s Board and Audit Committee. Mr. Sullivan currently serves and has served on the board of directors and as a member of the enterprise risk committee of the Associated Banc-Corp since January 2025. Mr. Sullivan served as President and Chief Operating Officer of the former NCR Corporation, a global enterprise technology provider of digital commerce solutions for financial institutions, retail stores, and restaurants from 2018 until his retirement in 2023. Prior to 2018, Mr. Sullivan was an independent consultant, providing strategic planning, consulting and executive mentoring for private equity firms and other investor groups. He also served as President of the Specialty Brands and Experis units at ManpowerGroup Inc. from 2010 to 2013 and served as the Chief Executive Officer of the Right Management and Jefferson Wells, International, Inc. subsidiaries from 2004 to 2013. Mr. Sullivan’s board experience includes serving as a director of Computer Task Group, Inc., a publicly traded firm providing IT solutions and staffing solutions in North America, Europe and India, from 2017 to 2021, a director of Johnson Financial Group, a privately held financial services firm, from 2014 to 2019, a director of the Medical College of Wisconsin from 2009 to 2019, and a director of Journal Communications, a publicly traded media company, from 2007 to 2013. Mr. Sullivan served on the Marquette University Board of Trustees as chairman from 2013 to 2025. He received a bachelor’s degree from Marquette University and completed executive education at the Kellogg School of Business at Northwestern University and Harvard Business School. Mr. Sullivan is a valuable member of the Board of Directors because of his decades of experience in mergers and acquisitions, talent acquisition, retention and development working for global financial services companies.

Mr. Fernandez and Mr. Sullivan have not been appointed to serve as directors pursuant to any arrangements or understandings with the Fund or any other persons. There are no transactions in which any of Mr. Fernandez or Mr. Sullivan has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Fernandez and Mr. Sullivan will each receive the standard compensation paid by the Fund to its independent directors as further described in “Item 11. Executive Compensation—Compensation of Directors” of the Fund’s Annual Report on Form 10-K filed on March 7, 2025 and such description is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Transactional Net Asset Value

The Transactional NAV per Unit for each class of the Fund as of May 31, 2025 is as follows:

Transactional NAV as of May 31, 2025
Class I	$25.85
Class S	$25.74
Class D	$25.80

As of May 31, 2025, BXINFRA’s aggregate Transactional NAV was approximately $2.1 billion.

The Fund calculates Transactional NAV for purposes of establishing the price at which transactions in the Fund’s Units are made. A description of the Fund’s valuation process was included under “Part II, Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Calculation of Net Asset Value” of the Fund’s Annual Report on Form 10-K filed on March 7, 2025. Transactional NAV is based on the month-end values of the Fund’s investments and other assets and the deduction of any liabilities, including certain fees and expenses, in all cases as determined in accordance with the Fund’s valuation policy that has been approved by the Fund’s board of directors. Organization and offering expenses advanced on the Fund’s behalf by the Fund’s investment manager are recognized as a reduction to Transactional NAV ratably over 60 months beginning on January 1, 2026, and unitholder servicing fees, as applicable, are recognized as a reduction to Transactional NAV on a monthly basis as such fees are accrued. Certain contingent tax liabilities may not be recognized as a reduction to Transactional NAV if the Fund’s general partner reasonably expects such liabilities will not be recognized upon divestment of the underlying investment. Transactional NAV per Unit may differ from the Fund’s net asset value as determined in accordance with accounting principles generally accepted in the United States of America.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE INFRASTRUCTURE STRATEGIES L.P.

Date: June 30, 2025	By:	/s/ Christopher Striano
	Name:	Christopher Striano
	Title:	Chief Financial Officer

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